UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2017

COMPETITIVE COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

              333-76630                                                                                65-1146821

(Commission File Number)                                          (I.R.S. Employer Identification No.)

19206 Huebner Road, Suite 202, San Antonio, Texas                                              78258

(Address of principal executive offices)                                                     (Zip Code)

                                                            (210) 233-8980

(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_]  Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 5.   CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.  Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensation Arrangements.  In or about December 2004, the President of Competitive Companies, Inc., a Nevada corporation (the "Company"), personally guaranteed a Small Business Administration ("SBA") loan for the benefit of Discovernet, Inc., a prior subsidiary of the Company, in the original principal amount of $150,000 (the "Loan").  Discovernet, Inc. never repaid the Loan and has dissolved.  The Loan was thereafter transferred to the United States Department of Treasury ("USDT") for collection. On January 5th, 2017, the board of directors determined to assist the President of the Company with repayment of the Loan. Accordingly, on that date the company repaid the outstanding balance of the loan in the amount of $177,689.75 including principal, interest and penalties.  Subsequently, the company deemed the repayment of the loan to be compensation to Mr. Gray. On March 3, 2017, the company recorded the loan repayment with repayment as a bonus to Mr. Gray and grossed up the amount to cover the taxes. The total amount of the bonus was $252,992.50.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMPETITIVE COMPANIES, INC.

(Registrant)

Date: March 8, 2017

/s/ William H. Gray

William H. Gray, Chief Executive Officer